SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.



                                November 5, 1997
                Date of Report (Date of earliest event reported)


                              Cyclo3pss Corporation
             (Exact name of Registrant as specified in its charter)


              Delaware               0-22720                87-0455642
              State of          Commission File No.        IRS Employer
            Incorporation                                Identification No.


                              3646 West 2100 South
                            Salt Lake City, UT 84120
                            ------------------------
                    (Address of principal executive offices)


                                 (801) 972-9092
                                 --------------
                         (Registrant's telephone number)


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Item 5.  Other Events

      On November 5, 1997, the Company closed a private offering of its common stock. The offering was exempt from registration pursuant to Rule 506 of Regulation as promulgated under the Securities Act of 1933, as amended, and/or
Section 4(2) of such Act. Gross offering proceeds were $1,250,000. The offering proceeds will be used for general working capital purposes.

      Effective October 31, 1997, John Williams resigned as the Chairman of the Board of Directors and as a Director of the Company. Such resignation was not as the result of any disagreement with the Company but was due to health and other personal reasons. Mr. Williams has indicated that he will remain available to assist the Company as a consultant as requested by the Company.



                                   SIGNATURE

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Cyclo3pss Corporation

Date: November 7, 1997

                                    By:   /s/ William R. Stoddard
                                          William R. Stoddard
                                          Chief Executive Officer



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